UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 28, 2005

Lodgian, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14537	52-2093696
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3445 Peachtree Road, NE, Suite 700, Atlanta, Georgia		30326
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	404-364-9400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

Lodgian will hold its annual stockholders meeting on April 28, 2005 beginning at 10:00 a.m. in Atlanta, Georgia. As a part of the meeting, our President and Chief Executive Officer, W. Thomas Parrington, will give a report on the status of the company. Attached as Exhibit 99.1 is the text of the remarks Mr. Parrington is expected to make during the annual meeting of stockholders. Attached as Exhibit 99.2 is a reconciliation of certain non-GAAP financial measures discussed by Mr. Parrington during his presentation to their comparable GAAP measures.

Item 7.01. Regulation FD Disclosure.

Lodgian will hold its annual stockholders meeting on April 28, 2005 beginning at 10:00 a.m. in Atlanta, Georgia. As a part of the meeting, our President and Chief Executive Officer, W. Thomas Parrington, will give a report on the status of the company. Attached as Exhibit 99.1 is the text of the remarks Mr. Parrington is expected to make during the annual meeting of stockholders. Attached as Exhibit 99.2 is a reconciliation of certain non-GAAP financial measures discussed by Mr. Parrington during his presentation to their comparable GAAP measures.

The information furnished in this Form 8-K and the accompanying exhibits shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of
1933, as amended, except as expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lodgian, Inc.

April 28, 2005	By:	Daniel E. Ellis

Name: Daniel E. Ellis
Title: Senior Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	W. Thomas Parrington annual meeting comments
99.2	Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP measures)